Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SUSSEX BANCORP ANNOUNCES A MERGER WITH COMMUNITY BANK OF BERGEN COUNTY, NJ

ROCKAWAY, NEW JERSEY – April 11, 2017 – Sussex Bancorp (Nasdaq: SBBX), the holding company for Sussex Bank, and Community Bank of Bergen County, NJ (OTCMKTS: CMTB) (“Community Bank”), are pleased to jointly announce that Sussex Bancorp and Community Bank have entered into a definitive agreement pursuant to which Sussex Bancorp will acquire Community Bank in an all-stock transaction. Under the terms of the agreement Community Bank will merge with and into Sussex Bank and each outstanding share of Community Bank common stock will be exchanged for 0.97 shares of SBBX common stock. The transaction is presently valued at $45.4 million, or approximately $23.52 per CMTB share, based upon the 10 day volume weighted average common stock price of $24.25 for Sussex Bancorp as of April 7, 2017.

The merger enhances and expands Sussex Bank’s presence in Bergen County, New Jersey with the addition of 3 full service branch locations in that county, which will complement Sussex Bank’s existing location in Oradell, New Jersey. As of December 31, 2016, Community Bank headquartered in Maywood, New Jersey, had approximately $341 million of total assets, $229 million of loans and $304 million of deposits. Based on financials as of December 31, 2016, the combined company will have approximately $1.2 billion in assets, $925 million in gross loans, and $965 million in deposits upon completion of the transaction. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to be completed during the third quarter of 2017, subject to approval by each company's shareholders, as well as regulatory approvals and other customary closing conditions.

“We're excited to be partnering with Peter Michelotti and the Community Bank of Bergen County, NJ to expand our presence in one of the most attractive market service areas in the country,” stated Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank and Sussex Bancorp. “Both of our organizations share many common cultural attributes with an intense focus on the employee and customer experience, which we believe will make the partnership attractive to the employees and customers of both banks.” Mr. Labozzetta also added, “We look forward to working with Peter and the rest of the Community Bank of Bergen County team to deliver to our combined shareholders the financial benefits of the transaction.”

In addition, Edward Leppert, Chairman of the Board of Sussex Bancorp stated, “This is an excellent opportunity to merge with a well-respected bank with similar values and vision. Along with our new colleagues, we look forward to making this partnership a success for our employees, customers, shareholders, and communities.”

"We are very pleased to be combining with such a robust and well run organization. The combined entity will help us better serve our customers and will greatly enhance shareholder value," said Peter A. Michelotti, President and CEO of Community Bank of Bergen County, NJ.

On a pro forma basis, the transaction is expected to be accretive to Sussex Bancorp's 2018 earnings per share by approximately 12% and accretive to tangible book value per share of approximately 1% at closing assuming a transaction close in the third quarter of 2017.

Effective at the closing of the transaction, Peter A. Michelotti will become the Chief Operating Officer, Senior Executive Vice President and a member of the Board of Directors of both Sussex Bancorp and Sussex Bank. In addition, two other members of the Board of Directors of Community Bank will join the Board of Directors of both Sussex Bancorp and Sussex Bank.

Keefe, Bruyette & Woods, Inc. served as financial advisor to Sussex Bancorp and Hogan Lovells US LLP served as its legal counsel. FinPro Capital Advisors, Inc. served as financial advisor to Community Bank and Stevens and Lee served as its legal counsel.

About Sussex Bancorp

Sussex Bancorp (“SBBX”) is the holding company for Sussex Bank, which operates through its regional offices and corporate centers in Wantage and Rockaway, New Jersey, its eleven branch offices located in Andover, Augusta, Franklin, Hackettstown, Newton, Montague, Sparta, Vernon, Oradell and Wantage, New Jersey, and Astoria, New York, and a loan production office in Oradell, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Oradell, New Jersey. In November 2016, SBBX earned the honor of being named one of the 50 Fastest Growing Companies in New Jersey by NJBIZ Magazine and was the highest ranked bank on the list. Anthony Labozzetta, President and Chief Executive Officer of SBBX, was named American Banker’s Community Banker of the Year in 2016 and in February 2017, was recognized by Forbes magazine as one of America’s Business Leaders in Banking. For additional information, please visit the Company’s website at www.sussexbank.com.

About Community Bank of Bergen County, NJ

Established in 1928, Community Bank of Bergen County, NJ (“CBBC”) serves the northern New Jersey community with three locations in Rochelle Park, Maywood and Fair Lawn. Dedicated to superior service, the bank offers a range of customized personal and business banking products and the convenience of 24-hour ATMs and online banking. With lending decisions made locally, and a responsive management team, Community Bank of Bergen County is committed to providing an exceptional banking experience. CBBC is a member of the Federal Deposit Insurance Corporation (FDIC) and an Equal Housing Lender. CBBC makes loans without regard to race, color, religion, national origin, sex, handicap, or familial status. For more information, visit the Bank’s web site at www.cbbcnj.com, and to view CBBC’s 2016 Audited Financial Statements, visit: http://www.cbbcnj.com/home/about-us/investor.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between SBBX and CBBC, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) SBBX’s and CBBC’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (iii) statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) the businesses of SBBX and CBBC may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of SBBX or CBBC may fail to approve the merger; (6) changes to interest rates, (7) the ability to control costs and expenses, (8) general economic conditions, (9)the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, and (10) risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it
In connection with the proposed merger, Sussex Bancorp will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Sussex Bancorp and Community Bank and a Prospectus of Sussex Bancorp, as well as other relevant documents concerning the proposed merger. Investors and shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Joint Proxy Statement/Prospectus, as well as other documents filed with the SEC that will contain important information, when they become available, may be obtained free of charge at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Joint Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Sussex Bancorp’s website at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4015338 or by contacting Sussex Bancorp’s Investor Relations at (844) 256-7328.

Participants in Solicitation

Sussex Bancorp, Community Bank and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Sussex Bancorp and Community Bank in connection with the Merger. Information about the directors and executive officers of Sussex Bancorp and their ownership is set forth in the proxy statement for Sussex Bancorp’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2017. Information about the directors and executive officers of Community Bank and their ownership of Community Bank common stock, and the interests of such participants, may be obtained by reading Community Bank’s proxy statement/prospectus when it becomes available.

SUSSEX BANCORP:

Anthony Labozzetta, President and CEO

Steven Fusco, SEVP/CFO

(844) 256-7328

Community Bank of Bergen County, NJ:

Peter A. Michelotti, President and CEO

(201) 587- 1333

investorrelations@cbbcnj.com

Source: Sussex Bancorp and Community Bank of Bergen County, NJ